Exhibit 99.1

Structure Therapeutics Reports Third Quarter 2023 Financial Results and Recent Highlights

Announced positive results from Phase 1b clinical study of oral GLP-1 receptor agonist, GSBR-1290, demonstrating significant weight loss supporting once-daily dosing and an encouraging safety and tolerability profile

Topline data from GSBR-1290 Phase 2a diabetes cohort expected in December 2023; Topline data from Phase 2a obesity cohort expected in first half of 2024

Completed $300 million financing; expected to extend funding through the end of 2026

SAN FRANCISCO – November 14, 2023 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic and cardiopulmonary diseases, today reported financial results for the third quarter ended September 30, 2023, and highlighted recent corporate achievements.

“Our recent Phase 1b data support the potential of GSBR-1290 as a promising, differentiated oral GLP-1 receptor agonist with once-daily dosing,” said Raymond Stevens, Ph.D., Founder and CEO of Structure Therapeutics. “Following the completion of our recent $300 million equity financing in October, we believe we are well positioned to advance and accelerate the development of GSBR-1290 as well as our entire oral incretin franchise.”

Recent Highlights and Upcoming Milestones

GSBR-1290 for Type 2 Diabetes Mellitus (T2DM) and Obesity

•	The Company reported topline data from the 28-day Phase 1b multiple ascending dose (MAD) study in September 2023. GSBR-1290 demonstrated significant weight loss of up to 4.9% (placebo-adjusted) supporting once-daily dosing, and an encouraging safety profile with no adverse event-related discontinuations.

•	The Company expects to report topline data from the type 2 diabetes (T2DM) cohort of the Phase 2a study in December 2023, along with results from the Japanese ethno-bridging study of GSBR-1290.

•	Topline data from the obesity cohort of the Phase 2a study are expected in the first half of 2024.

•	The Company plans to initiate global Phase 2b studies in T2DM and obesity in the second half of 2024. In preparation for these studies, Structure has initiated a formulation bridging study to evaluate a tablet formulation of GSBR-1290.

Next-generation combination GLP-1R candidates

•	The Company continues to develop next generation combination GLP-1R candidates, including dual GLP-1R/GIPR agonists and amylin receptor agonists, each designed with customized properties to achieve additional benefits. Development candidates for each program are expected to be selected in 2024.

Corporate

•	In October 2023, Structure completed a private placement equity financing, raising approximately $300 million in gross proceeds before deducting placement agent fees and other private placement expenses.

Third Quarter 2023 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $205.4 million at September 30, 2023. The Company expects its current cash, cash equivalents and short-term investment, together with the $300 million in gross proceeds from the financing completed in October 2023, to fund operations and expected key clinical milestones through at least 2026.

R&D Expenses: Research and development expenses were $17.5 million for the quarter ended September 30, 2023, as compared to $9.2 million for the same period in 2022. The increase was primarily due to the advancement of the Company’s GLP-1R franchise and other research programs, clinical study activities and increases related to employee expenses, primarily due to an increase in personnel.

G&A Expenses: General and administrative expenses were $8.6 million for the quarter ended September 30, 2023, as compared to $3.5 million for the same period in 2022. The increase was primarily due to increases in professional services associated with employee related expenses as the Company expanded its infrastructure to drive and support the growth in its operations as a publicly-traded company.

Net Loss: Net loss totaled $23.9 million for the quarter ended September 30, 2023, with non-cash stock-based compensation expense of $1.9 million, compared to $12.4 million for the same period in 2022 with non-cash stock-based compensation expense of $0.6 million.

About Structure Therapeutics

Structure Therapeutics is a leading clinical-stage biopharmaceutical company focused on discovering and developing innovative oral treatments for chronic metabolic and cardiopulmonary conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the company has established a scientifically-driven, GPCR-targeted pipeline, featuring two wholly-owned proprietary clinical-stage small molecule compounds designed to surpass the limitations of traditional biologic and peptide therapies and be accessible to more patients around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s interim unaudited condensed consolidated financial statements, future plans and prospects, expected cash runway and the Company’s ability to fund development activities and achieve development goals and key clinical milestones; the clinical data from Structure’s Phase 1b MAD study of GSBR-1290, the clinical update from Structure’s Phase 2a study of GSBR-1290 in patients with T2DM and obesity, any expectations regarding the safety, efficacy or tolerability of GSBR-1290 and other candidates under development, the ability of GSBR-1290 to treat T2DM, obesity or related indications, the planned initiation and study design of Structure’s Phase 2b studies for GSBR-1290 in patients with T2DM and obesity and the timing thereof; the planned timing of the Company’s data results and continued development of GSBR-1290 and next generation combination GLP-1R candidates and expectations regarding an oral development candidate targeting GLP-1R. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, finalization of review of the Company’s interim unaudited condensed consolidated financial statements, including for the three months ended September 30, 2022, risks and uncertainties related to the preliminary nature of the results due to length of the study and sample size, the risks that unblinded data is not consistent with blinded data, the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the impact of any data collection omissions at any of our clinical sites, the Company’s ability to fund development activities and achieve development goals, the impact of any global pandemics, inflation, supply chain issues, rising interest rates and future bank failures on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$17,515	$9,160	$50,061	$27,833
General and administrative	8,630	3,533	21,720	11,772
Total operating expenses	26,145	12,693	71,781	39,605
Loss from operations	(26,145)	(12,693)	(71,781)	(39,605)
Interest and other income (expense), net	2,688	349	7,212	356
Loss before provision for income taxes	(23,457)	(12,344)	(64,569)	(39,249)
Provision for income taxes	405	73	548	197
Net loss	(23,882)	(12,417)	(65,117)	(39,446)
Less: Accretion of redeemable convertible preferred shares to their redemption value	—	—	—	(1,515)
Net loss attributable to ordinary shareholders	$(23,862)	$(12,417)	$(65,117)	$(40,961)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.21)	$(1.27)	$(0.65)	$(4.34)
Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	114,948	9,780	100,613	9,428

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$205,424	$90,841
Prepaid expenses and other current assets	4,535	2,248
Total current assets	209,959	93,089
Property and equipment, net	2,408	1,031
Operating right-of-use assets	3,653	262
Other non-current assets	350	3,463
Total assets	$216,370	$97,845
Liabilities, redeemable convertible preferred shares and shareholders' equity (deficit)
Current liabilities:
Accounts payable	$3,319	$6,009
Accrued expenses and other current liabilities	15,955	6,741
Operating lease liabilities, current portion	817	260
Total current liabilities	20,091	13,010
Operating lease liabilities, net of current portion	3,034	—
Other non-current liabilities	281	—
Total liabilities	23,406	13,010
Redeemable convertible preferred shares issuable in series	—	199,975
Total shareholders' equity (deficit)	192,964	(115,140)
Total liabilities, redeemable convertible preferred shares and shareholders' equity (deficit)	$216,370	$97,845

Investors:

Danielle Keatley

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com